Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Reports Third Quarter 2009 Results
     October 20, 2009, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income available to common shareholders of $1.1 million, or $0.07 per diluted share for the third quarter 2009, compared to $2.3 million, or $0.16 per diluted share for the third quarter of 2008. Net income available to common shareholders for the nine months ended September 30, 2009 was $6.3 million, or $0.43 per diluted share, compared to $11.7 million, or $0.80 per diluted share for the nine months ended September 30, 2008. At September 30, 2009, total assets were $3.0 billion.
     Rick Green, Southwest Bancorp’s President and Chief Executive Officer, stated, “We continue to generate earnings from operations in a difficult banking environment and are taking steps designed to position ourselves to succeed when the economy improves. For now, we expect continuing weakness in our commercial real estate markets and are clearly focused on identification and resolution of problem credits. We are pleased to have been able to earn money, hold down operating expenses, and increase key capital ratios, while at the same time providing appropriate reserves for loan losses.”
     Third Quarter 2009 Results:
•	Increased Nonperforming Assets. Nonperforming assets increased to $133.5 million and 4.97% of portfolio loans and other real estate owned from $103.8 million and 3.83% of portfolio loans and other real estate owned at June 30, 2009 and from $70.1 million and 2.80% of portfolio loans and other real estate owned at December 31, 2008.

•	Increased Allowance and Provision for Loan Losses. The allowance for loan losses increased to $57.8 million and 2.16% of portfolio loans from $51.8 million and 1.91% of portfolio loans at June 30, 2009 and $39.8 million and 1.59% of portfolio loans at December 31, 2008. The provision for loan losses exceeded net charge-offs by $6.0 million for the third quarter, $18.0 million for the first nine months of 2009, and $22.0 million for the last four quarters.

•	Increased Regulatory Capital. As of September 30, 2009, total regulatory capital was $411.2 million for a total risk-based capital ratio of 14.31% and Tier 1 capital was $374.8 million for a Tier 1 risk-based capital ratio of 13.04%. The tangible common equity ratio was 7.79%. (The tangible common equity ratio is a non-GAAP measure used by Southwest and analysts based on shareholders’ equity as defined by generally accepted accounting principles minus goodwill and preferred stock. See Table 6.)

•	Increased Core Funding. Core deposits (total deposits less time deposits of $100,000 or more and brokered deposits) grew 2% from June 30, 2009 and 15% from December 31, 2008. Core funding, which includes all non-brokered time deposits and sweep repurchase agreements, grew 3% from June 30, 2009 and 20% from December 31, 2008. At September 30, 2009, total core funding comprised 85% of total funding, compared to 82% at June 30, 2009 and 76% at December 31, 2008. Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 15% of total funding compared to 18% at June 30, 2009 and 24% at December 31, 2008. Please see Table 7 for details on these non-GAAP financial measures.

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Third Quarter 2009 Results
•	Increased Net Interest Income. Net interest income increased by $2.2 million, or 10%, for the third quarter of 2009 compared to the third quarter of 2008, and by $3.6 million, or 5%, for the first nine months of 2009 compared to the first nine months of 2008.

•	Decreased Human Resource Costs. Salaries and employee benefits decreased by $1.0 million, or 12%, from the third quarter of 2008 and $5.0 million, or 19%, from the first nine months of 2008. Total noninterest expenses declined $1.0 million, or 6%, from the third quarter 2008 and $3.9 million, or 8%, from the first nine months of 2008, despite substantial increases in FDIC insurance assessments.
     Please review the following “Financial Overview” and the accompanying tables for important additional information regarding our results and plans.
Financial Overview
     Condition: Total assets were $3.0 billion at September 30, 2009, an increase of 5% from December 31, 2008. At September 30, 2009 total loans were $2.7 billion, which includes $117.1 million of loans acquired from First National Bank of Anthony (“FNBA”) in the second quarter and represents an increase of 6% from December 31, 2008.
     At September 30, 2009, the allowance for loan losses was $57.8 million, up 61% from September 30, 2008 and up 45% from year-end 2008 and represented 2.16% of portfolio loans versus 1.47% at September 30, 2008 and 1.59% at December 31, 2008. The methodology used to determine the appropriate amount of the allowance for loan losses at a particular time includes consideration of risk factors related to Southwest and to our markets, including regular assessments of national and local economic conditions and trends. For the nine months ended September 30, 2009, the provision for loan losses increased by $16.3 million, or 132%, over the provision for the comparable period ended September 30, 2008.
     Nonperforming assets to portfolio loans and other real estate owned was 4.97% at September 30, 2009 compared to 2.72% at September 30, 2008 and 2.80% at December 31, 2008. A breakdown of portfolio loans and nonperforming assets by type is shown in the following table:

		Percentage of		Percentage of
	Portfolio	total portfolio	Nonperforming	nonperforming
(dollars in thousands)	loans	loans	assets	assets
Real estate construction	$663,157	24.78%	$62,723	46.98%
Commercial real estate	1,272,430	47.55	35,286	26.43
Commercial	558,813	20.89	11,375	8.52
Other real estate owned	—	—	8,987	6.73
Residential real estate mortgages	138,122	5.16	14,884	11.15
Other consumer loans	43,219	1.62	255	0.19

Total	$2,675,741	100.00%	$133,510	100.00%

     Included above are $12.8 million of nonperforming assets acquired from FNBA, which are subject to protection under loss share agreements with the FDIC. The loss share agreements require the FDIC to cover 80% of net losses on covered loans and related assets up to $35.0 million, and 95% of net losses above $35.0 million. Nonaccrual loans were $109.4 million as of September 30, 2009, an increase of $26.6 million from June 30, 2009 and $50.1 million from December 31, 2008. These loans are carried at their estimated collectible amounts and no longer accrue interest. Loans 90 days or more past due, another component of nonperforming assets, were $15.1 million as of September 30, 2009 and increased $3.1 million from June 30, 2009 and $10.4 million from December 31, 2008. These loans are deemed to have sufficient collateral and are in the process of collection. Performing loans considered potential problem loans, which are not included in the past due or nonaccrual categories, but for which known information about possible credit problems cause management to be uncertain as to the continued ability of the borrowers to comply with the present loan repayment terms in future periods, amounted to $259.5 million at September 30, 2009, an increase of $75.4 million from June 30, 2009 and $128.0 million from December 31, 2008. Included are $4.4 million of potential problem loans acquired from FNBA, which are subject to protection under loss share agreements with the FDIC. Potential problem loans are subject to continuing management attention and are considered by management in determining the level of the allowance for loan losses.

2

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Third Quarter 2009 Results
     Total deposits were $2.5 billion at September 30, 2009, up $293.0 million from December 31, 2008. At September 30, 2009, wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 15% of total funding compared to 24% at December 31, 2008.
     At September 30, 2009, Southwest exceeded all applicable regulatory capital requirements. Southwest and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $123.8 million. Southwest’s ratio of tangible common equity to tangible assets was 7.79% as of September 30, 2009. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.
     Year-to-date Results:
     Summary: The $5.4 million decrease in our net income available to common shareholders from 2008 is the result of a $16.3 million increase in the provision for loan losses, a $3.0 million increase in FDIC insurance and other insurance expense, and $3.1 million in dividends on the preferred stock that we issued in December 2008, offset in part by a $5.0 million decrease in personnel costs, a $2.3 million decrease in general and administrative expenses, a $1.8 million decrease in income tax expense, a $3.6 million increase in net interest income, a $2.7 million increase in other noninterest income, and a $1.7 million increase in gain on sale of investment securities.
     Net Interest Income: Net interest income totaled $70.9 million for the first nine month of 2009 compared to $67.3 million for the first nine months of 2008. Year-to-date net interest margin was 3.27% compared to 3.41% in 2008. Included in the second quarter net interest income is a one-time recovery of $1.9 million in interest from the successful resolution of a nonperforming loan. Net interest margin would have been 9 basis points lower without this recovery.
     Provision for Loan Losses: The provision for loan losses totaled $28.5 million for the first nine months of 2009 compared to $12.3 million for the first nine months of 2008. Net charge offs totaled $10.5 million, or 0.54% (annualized) of average portfolio loans, year-to-date as of September 30, 2009, compared to $6.1 million, or 0.35% (annualized) of average portfolio loans, for the same period in the prior year.
     Noninterest Income: For the first nine months of 2009, noninterest income totaled $17.4 million, compared to $12.7 million for 2008. The increase in noninterest income from 2008 was the result of a $1.7 million increase in gain on sale of investment securities and a $2.7 million increase in other noninterest income, which includes the $3.3 million gain on the FNBA acquisition that occurred in the second quarter.
     Noninterest Expense: For the first nine months of 2009, noninterest expense totaled $44.8 million compared to $48.7 million for 2008. The decrease consists mainly of a $5.0 million reduction in personnel expense, a $1.7 million decrease in other general and administrative expenses, and a $627,000 decrease in provision for unfunded loan commitments, offset in part by a $3.0 million increase in FDIC and other insurance expense and a $450,000 increase in occupancy expense.
     The efficiency ratio improved to 50.73% for the first nine months of 2009 from 60.86% for the first nine months of 2008.
     Third Quarter Results:
     Summary: The $1.2 million decrease in our net income available to common shareholders compared to the third quarter of 2008 was the result of a $3.3 million increase in the provision for loan losses and $1.0 million in quarterly dividends on the preferred stock that we issued in December 2008, offset in part by a $2.2 million increase in net interest income and a $1.0 million decrease in noninterest expenses.
     Net Interest Income: Net interest income totaled $25.4 million for the third quarter of 2009 compared to $23.2 million for the third quarter of 2008. Net interest margin was 3.39% for the third quarter of 2009 and for the third quarter of 2008.
     Provision for Loan Losses: The provision for loan losses totaled $10.2 million for the third quarter of 2009 compared to $6.9 million for the third quarter of 2008. Net charge offs totaled $4.2 million, or 0.61% (annualized) of average portfolio loans for the third quarter of 2009, compared to $2.4 million, or 0.39% (annualized) of average portfolio loans, for the third quarter of 2008.

3

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Third Quarter 2009 Results
     Noninterest Income: Noninterest income totaled $3.7 million for the third quarter of 2009 compared to $4.1 million for the third quarter of 2008. The decrease was the result of a $340,000 decrease in other noninterest income and a $215,000 decrease in gains on sale of loans.
     Noninterest Expense: Noninterest expense totaled $15.5 million for the third quarter of 2009, a $1.0 million decrease from the third quarter of 2008. The decrease consists primarily of a $1.0 million reduction in personnel expense and a $634,000 decrease in other general and administrative expenses, offset in part by a $665,000 increase in FDIC and other insurance expense.
     The efficiency ratio for the third quarter of 2009 improved to 53.34% from 60.67% for the third quarter of 2008.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the $3 billion asset financial holding company for Stillwater National Bank and Trust Company, Bank of Kansas, SNB Capital Corporation, Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. Our vision includes a commercial banking model and a community banking model focused on more traditional banking operations in our three-state market. Southwest’s strategic growth goals include prudent growth from existing and additional commercial banking offices in carefully selected markets and continued careful expansion of community banking operations. We expanded into Texas in 2002 and into Kansas in 2003. We operate seven offices in Texas, eleven offices in Oklahoma, and nine offices in Kansas. At September 30, 2009, our Texas segment accounted for $1.0 billion, or 39% of total portfolio loans, followed by $944.0 million, or 35%, from our Oklahoma segment, $400.7 million, or 15%, from our Kansas segment, and $288.7 million, or 11%, from our other states segment.
     We plan to reduce the percentage of commercial real estate loans to total portfolio loans in view of current economic conditions. Our plan focuses on reductions in particular subcategories of commercial real estate loans that are identified in our regular real estate market reviews. In general, and with some exceptions regarding locations and particular types of facilities, we do not intend to decrease healthcare related commercial or mortgage lending or commercial mortgage lending on owner-occupied properties that otherwise meet our underwriting criteria.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.
Forward-Looking Statements
     This Press Release includes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; expectations regarding future financial performance of Southwest and its operating segments; assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs; liquidity, contractual obligations, off-balance sheet risk and interest rate risk; estimates of value of acquired assets, deposits, and other liabilities; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and time of future changes in interest rates, market behavior, and other economic conditions; future laws and regulations and accounting principles; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

4

NASDAQ: OKSB
OKSBP
Southwest Bancorp Reports Third Quarter 2009 Results
Financial Tables

Unaudited Financial Highlights	Table 1

Unaudited Consolidated Statements of Financial Condition	Table 2

Unaudited Consolidated Statements of Operations	Table 3

Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4

Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5

Unaudited Summary Financial Data by Quarter-2009 and 2008	Table 6

Unaudited Supplemental Analytical Data by Quarter-2009 and 2008	Table 7

5

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	Third Quarter			Second Quarter
			%		%
	2009	2008	Change	2009	Change
QUARTERLY HIGHLIGHTS
Operations
Net interest income	$25,400	$23,188	10%	$24,456	4%
Provision for loan losses	10,177	6,855	48	7,477	36
Noninterest income	3,710	4,062	(9)	7,261	(49)
Noninterest expense	15,528	16,533	(6)	14,690	6
Income before taxes	3,405	3,862	(12)	9,550	(64)
Taxes on income	1,271	1,556	(18)	3,605	(65)
Net income	2,134	2,306	(7)	5,945	(64)
Net income available to common shareholders	1,097	2,306	(52)	4,910	(78)
Diluted earnings per share	0.07	0.16	(56)	0.33	(79)
Balance Sheet
Total assets	3,029,347	2,832,371	7	3,038,985	(0)
Loans held for sale	36,526	72,248	(49)	26,006	40
Portfolio loans	2,675,741	2,440,091	10	2,704,326	(1)
Total deposits	2,473,162	2,198,719	12	2,452,295	1
Total shareholders’ equity	309,118	226,123	37	305,416	1
Book value per share	16.43	15.56	6	16.30	1
Key Ratios
Net interest margin	3.39%	3.39%		3.41%
Efficiency ratio (GAAP-based)	53.34	60.67		46.32
Total capital to risk-weighted assets	14.31	11.88		13.92
Nonperforming loans to portfolio loans	4.65	2.62		3.51
Shareholders’ equity to total assets	10.20	7.98		10.05
Tangible common equity to tangible assets	7.79	7.75		7.65
Return on average assets (annualized)	0.28	0.33		0.81
Return on average equity (annualized)	2.72	3.97		7.82
YEAR-TO-DATE HIGHLIGHTS

	Nine Months
			%
	2009	2008	Change
Operations
Net interest income	$70,894	$67,305	5%
Provision for loan losses	28,536	12,281	132
Noninterest income	17,448	12,709	37
Noninterest expense	44,817	48,695	(8)
Income before taxes	14,989	19,038	(21)
Taxes on income	5,581	7,362	(24)
Net income	9,408	11,676	(19)
Net income available to common shareholders	6,303	11,676	(46)
Diluted earnings per share	0.43	0.80	(46)
Balance Sheet
Total assets	3,029,347	2,832,371	7
Loans held for sale	36,526	72,248	(49)
Portfolio loans	2,675,741	2,440,091	10
Total deposits	2,473,162	2,198,719	12
Total shareholders’ equity	309,118	226,123	37
Book value per share	16.43	15.56	6
Key Ratios
Net interest margin	3.27%	3.41%
Efficiency ratio (GAAP-based)	50.73	60.86
Total capital to risk-weighted assets	14.31	11.88
Nonperforming loans to portfolio loans	4.65	2.62
Shareholders’ equity to total assets	10.20	7.98
Tangible common equity to tangible assets	7.79	7.75
Return on average assets (annualized)	0.42	0.58
Return on average equity (annualized)	4.10	6.88
Balance sheet amounts are as of period end unless otherwise noted.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	September 30,	December 31,	September 30,
	2009	2008	2008
Assets
Cash and due from banks	$32,094	$27,287	$36,503
Investment securities:
Held to maturity. Fair value: $6,907 $7,293, $7,262	6,795	7,343	7,342
Available for sale. Amortized cost: $228,723 $233,293, $218,974	233,009	238,037	217,198
Other investments, at cost	18,986	18,786	17,188
Loans held for sale	36,526	56,941	72,248
Loans receivable (1)	2,675,741	2,494,506	2,440,091
Less: Allowance for loan losses	(57,777)	(39,773)	(35,807)

Net loans receivable	2,617,964	2,454,733	2,404,284
Accrued interest receivable	10,794	11,512	12,530
Premises and equipment, net	25,255	24,580	24,799
Other real estate owned (2)	8,987	6,092	2,685
Goodwill	6,811	7,071	7,071
Other intangible assets, net	5,872	3,764	4,120
Other assets	26,254	23,616	26,403

Total assets	$3,029,347	$2,879,762	$2,832,371

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$309,767	$261,940	$280,453
Interest-bearing demand	82,622	76,027	70,471
Money market accounts	506,196	454,250	554,357
Savings accounts	25,636	14,135	14,452
Time deposits of $100,000 or more	888,814	802,244	731,773
Other time deposits	660,127	571,526	547,213

Total deposits	2,473,162	2,180,122	2,198,719
Accrued interest payable	4,545	7,018	9,992
Income tax payable	3,822	3,651	3,828
Other liabilities	10,288	9,667	12,628
Other borrowings	146,449	295,138	299,118
Subordinated debentures	81,963	81,963	81,963

Total liabilities	2,720,229	2,577,559	2,606,248

Shareholders’ equity
Preferred stock, Series B — $1,000 par value; 1,250,000 shares authorized; 70,000 shares issued	66,872	66,392	—
Common stock — $1 par value; 20,000,000 shares authorized; 14,748,223 shares issued	14,748	14,658	14,658
Paid in capital	49,007	49,101	45,849
Retained earnings	175,834	170,579	169,026
Accumulated other comprehensive income (loss)	2,657	2,921	(1,075)
Treasury stock, at cost, 0, 80,383, 129,586 shares	—	(1,448)	(2,335)

Total shareholders’ equity	309,118	302,203	226,123

Total liabilities and shareholders’ equity	$3,029,347	$2,879,762	$2,832,371

(1)	Includes $70.0 million which is subject to FDIC support through the loss share agreement which provides for 80% recovery of net losses up to $35.0 million and 95% recovery for net losses exceeding this amount.

(2)	Includes $2.9 million which is subject to FDIC support through the loss share agreement as discussed in (1).

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands except per share)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2009	2008	2009	2008
Interest income
Loans	$35,607	$38,441	$104,884	$116,536
Investment securities	2,122	2,531	6,713	7,293
Other interest-earning assets	4	22	13	70

Total interest income	37,733	40,994	111,610	123,899

Interest expense
Interest-bearing deposits	10,097	14,398	33,229	47,759
Other borrowings	960	1,839	3,424	5,755
Subordinated debentures	1,276	1,569	4,063	3,080
Total interest expense	12,333	17,806	40,716	56,594

Net interest income	25,400	23,188	70,894	67,305

Provision for loan losses	10,177	6,855	28,536	12,281

Net interest income after provision for loan losses	15,223	16,333	42,358	55,024

Noninterest income
Service charges and fees	2,992	2,849	8,409	8,118
Gain on acquisition	—	—	3,281	—
Gain on sales of loans	386	601	2,030	2,044
Gain (loss) on investment securities	10	(50)	2,922	1,198
Other noninterest income	322	662	806	1,349

Total noninterest income	3,710	4,062	17,448	12,709

Noninterest expense
Salaries and employee benefits	7,824	8,863	21,950	26,941
Occupancy	2,958	2,968	8,478	8,028
FDIC and other insurance	1,134	469	4,444	1,443
Other real estate, net	90	(92)	91	115
General and administrative	3,522	4,325	9,854	12,168

Total noninterest expense	15,528	16,533	44,817	48,695

Income before taxes	3,405	3,862	14,989	19,038
Taxes on income	1,271	1,556	5,581	7,362

Net income	$2,134	$2,306	$9,408	$11,676

Net income available to common shareholders	$1,097	$2,306	$6,303	$11,676

Basic earnings per common share	$0.07	$0.16	$0.43	$0.81
Diluted earnings per common share	0.07	0.16	0.43	0.80
Common dividends declared per share	0.0238	0.0950	0.0714	0.2850

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended September 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,719,835	$35,607	5.19%	$2,485,617	$38,441	6.15%
Investment securities	243,604	2,122	3.46	235,428	2,531	4.28
Other interest-earning assets	10,442	4	0.15	4,113	22	2.13

Total interest-earning assets	2,973,881	37,733	5.03	2,725,158	40,994	5.98
Other assets	62,160			72,624

Total assets	$3,036,041			$2,797,782

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$84,031	$107	0.51%	$75,436	$147	0.78%
Money market accounts	498,842	1,220	0.97	545,520	2,898	2.11
Savings accounts	26,101	39	0.59	14,285	17	0.47
Time deposits	1,547,192	8,731	2.24	1,272,097	11,336	3.55

Total interest-bearing deposits	2,156,166	10,097	1.86	1,907,338	14,398	3.00
Other borrowings	165,327	960	2.30	275,365	1,839	2.66
Subordinated debentures	81,963	1,276	6.23	81,122	1,569	7.74

Total interest-bearing liabilities	2,403,456	12,333	2.04	2,263,825	17,806	3.13

Noninterest-bearing demand deposits	299,235			278,565
Other liabilities	22,365			24,250
Shareholders’ equity	310,985			231,142

Total liabilities and shareholders’ equity	$3,036,041			$2,797,782

Net interest income and spread		$25,400	2.99%		$23,188	2.85%

Net interest margin (1)			3.39%			3.39%

Average interest-earning assets to average interest-bearing liabilities	123.73%			120.38%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES (Dollars in thousands)	Table 5

	For the nine months ended September 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,655,156	$104,884	5.28%	$2,401,162	$116,536	6.48%
Investment securities	239,134	6,713	3.75	234,894	7,293	4.15
Other interest-earning assets	5,877	13	0.30	3,430	70	2.73

Total interest-earning assets	2,900,167	111,610	5.15	2,639,486	123,899	6.27
Other assets	66,254			72,084

Total assets	$2,966,421			$2,711,570

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$86,576	$410	0.63%	$75,813	$454	0.80%
Money market accounts	479,700	3,784	1.05	546,560	10,488	2.56
Savings accounts	19,535	62	0.42	13,780	58	0.56
Time deposits	1,496,193	28,973	2.59	1,237,196	36,759	3.97

Total interest-bearing deposits	2,082,004	33,229	2.13	1,873,349	47,759	3.41
Other borrowings	199,982	3,424	2.29	266,367	5,755	2.89
Subordinated debentures	81,963	4,063	6.61	58,054	3,080	7.07

Total interest-bearing liabilities	2,363,949	40,716	2.30	2,197,770	56,594	3.44

Noninterest-bearing demand deposits	274,535			265,245
Other liabilities	20,877			21,826
Shareholders’ equity	307,060			226,729

Total liabilities and shareholders’ equity	$2,966,421			$2,711,570

Net interest income and spread		$70,894	2.85%		$67,305	2.83%

Net interest margin (1)			3.27%			3.41%

Average interest-earning assets to average interest-bearing liabilities	122.68%			120.10%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands except per share)	Table 6

	2009			2008
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$35,607	$36,009	$33,268	$36,183	$38,441	$37,485	$40,610
Investment securities	2,122	2,079	2,512	2,693	2,531	2,426	2,336
Other interest-earning assets	4	3	6	19	22	20	28

Total interest income	37,733	38,091	35,786	38,895	40,994	39,931	42,974
Interest expense:
Interest bearing demand deposits	107	150	153	130	147	166	141
Money market accounts	1,220	1,211	1,353	2,132	2,898	3,062	4,528
Savings accounts	39	14	9	11	17	19	22
Time deposits of $100,000 or more	4,822	5,552	5,980	6,419	6,879	7,051	7,865
Other time deposits	3,909	4,145	4,565	4,571	4,457	4,809	5,698

Total interest-bearing deposits	10,097	11,072	12,060	13,263	14,398	15,107	18,254
Other borrowings	960	1,180	1,284	1,487	1,839	1,887	2,029
Subordinated debentures	1,276	1,383	1,404	1,731	1,569	653	858

Total interest expense	12,333	13,635	14,748	16,481	17,806	17,647	21,141

Net interest income	25,400	24,456	21,038	22,414	23,188	22,284	21,833
Provision for loan losses	10,177	7,477	10,882	6,698	6,855	3,190	2,236
Noninterest income:
Service charges and fees	2,992	2,817	2,600	2,908	2,849	2,812	2,457
Gain on sales of loans	386	926	718	620	601	603	840
Gain (loss) on investment securities	10	(9)	2,921	(296)	(50)	3	1,245
Other noninterest income	322	3,527	238	197	662	541	146

Total noninterest income	3,710	7,261	6,477	3,429	4,062	3,959	4,688
Noninterest expense:
Salaries and employee benefits	7,824	6,887	7,239	6,389	8,863	8,856	9,222
Occupancy	2,958	2,789	2,731	2,844	2,968	2,602	2,458
FDIC and other insurance	1,134	2,319	991	645	469	521	453
Other real estate, net	90	103	(102)	31	(92)	197	10
Provision for unfunded loan commitments	(79)	(388)	90	385	90	15	145
Other general and administrative	3,601	2,980	3,650	3,499	4,235	4,141	3,542

Total noninterest expenses	15,528	14,690	14,599	13,793	16,533	16,332	15,830

Income before taxes	3,405	9,550	2,034	5,352	3,862	6,721	8,455
Taxes on income	1,271	3,605	705	2,127	1,556	2,559	3,247

Net income	$2,134	$5,945	$1,329	$3,225	$2,306	$4,162	$5,208

Net income available to common shareholders	$1,097	$4,910	$296	$2,982	$2,306	$4,162	$5,208

PER SHARE DATA
Basic earnings per common share	$0.07	$0.34	$0.02	$0.21	$0.16	$0.29	$0.36
Diluted earnings per common share	0.07	0.33	0.02	0.20	0.16	0.28	0.36
Common dividends declared per share	0.0238	0.0238	0.0238	0.0950	0.0950	0.0950	0.0950
Book value per share	16.43	16.30	16.01	16.18	15.56	15.49	15.43
Tangible book value per share	15.96	15.84	15.52	15.69	15.08	15.00	14.95
COMMON STOCK
Issued	14,748,223	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	—	(15,602)	(49,930)	(80,383)	(129,586)	(131,566)	(133,605)

Outstanding shares	14,748,223	14,642,440	14,608,112	14,577,659	14,528,456	14,526,476	14,524,437

OTHER FINANCIAL DATA
Investment securities	$258,790	$243,077	$179,006	$264,166	$241,728	$234,429	$236,059
Loans held for sale	36,526	26,006	76,404	56,941	72,248	62,892	66,364
Portfolio loans	2,675,741	2,704,326	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606
Total loans	2,712,267	2,730,332	2,602,697	2,551,447	2,512,339	2,444,785	2,353,970
Total assets	3,029,347	3,038,985	2,928,133	2,879,762	2,832,371	2,773,013	2,670,580
Total deposits	2,473,162	2,452,295	2,330,089	2,180,122	2,198,719	2,211,001	2,094,927
Other borrowings	146,449	176,368	193,739	295,138	299,118	265,614	282,513
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	46,393	46,393
Total shareholders’ equity	309,118	305,416	300,406	302,203	226,123	224,949	224,155
Mortgage servicing portfolio	223,226	209,425	179,959	158,143	153,250	147,672	145,028
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$7,071	$7,071	$7,071	$7,071	$7,071
Core deposit intangible	4,240	4,378	2,498	2,596	2,693	2,792	2,893
Mortgage servicing rights	1,625	1,589	1,362	1,159	1,417	1,354	1,299
Nonmortgage servicing rights	7	7	8	9	10	11	13

Total intangible assets	$12,683	$12,785	$10,939	$10,835	$11,191	$11,228	$11,276

Intangible amortization expense	$344	$391	$204	$214	$212	$215	$257

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands except per share)	Table 6 Continued

	2009			2008
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.28%	0.81%	0.18%	0.45%	0.33%	0.62%	0.80%
Return on average common equity (annualized)	1.78	8.26	1.77	5.15	3.97	7.38	9.43
Return on average tangible equity (annualized)	2.87	8.12	1.83	5.79	4.26	7.86	9.94
Net interest margin	3.39	3.41	3.00	3.22	3.39	3.38	3.45
Total dividends declared to net income	57.46	20.58	92.00	50.49	59.85	33.16	26.37
Effective tax rate	37.33	37.75	34.66	39.74	40.29	38.07	38.40
Efficiency ratio	53.34	46.32	53.06	53.37	60.67	62.23	59.69
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and other real estate owned	4.97%	3.83%	3.53%	2.80%	2.72%	1.45%	1.41%
Nonperforming loans to portfolio loans	4.65	3.51	3.32	2.56	2.62	1.35	1.27
Net loan charge-offs to average portfolio loans (annualized)	0.61	0.31	0.71	0.44	0.39	0.31	0.34
Allowance for loan losses to total loans	2.13	1.90	1.78	1.56	1.43	1.28	1.27
Allowance for loan losses to portfolio loans	2.16	1.91	1.83	1.59	1.47	1.32	1.31
Allowance for loan losses to nonperforming loans	46.40	54.55	55.12	62.16	56.07	97.62	103.49
CAPITAL RATIOS
Average total shareholders’ equity to average assets	10.24%	10.35%	10.47%	8.85%	8.26%	8.35%	8.49%
Leverage ratio	12.39	12.70	12.72	13.06	10.51	9.66	9.91
Tier 1 capital to risk-weighted assets	13.04	12.67	12.85	13.01	10.49	9.40	9.47
Total capital to risk-weighted assets	14.31	13.92	14.11	14.26	11.88	10.65	10.69
Tangible common equity to tangible assets*	7.79	7.65	7.76	7.96	7.75	7.88	8.15
LOANS BY SEGMENT
Oklahoma banking	$943,982	$967,981	$949,454	$966,243	$962,611	$965,952	$943,331
Texas banking	1,042,369	1,037,694	990,135	947,603	892,998	857,160	797,700
Kansas banking	400,710	412,314	309,774	304,855	288,268	277,887	287,339
Other states banking	288,680	286,337	276,930	275,805	296,214	280,894	259,236

Subtotal	2,675,741	2,704,326	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606
Secondary market	36,526	26,006	76,404	56,941	72,248	62,892	66,364

Total loans	$2,712,267	$2,730,332	$2,602,697	$2,551,447	$2,512,339	$2,444,785	$2,353,970

NET INCOME BY SEGMENT
Oklahoma banking	$2,529	$3,284	$3,210	$3,783	$3,295	$2,923	$2,503
Texas banking	2,686	3,662	1,119	2,036	1,332	1,777	2,406
Kansas banking	(1,180)	548	598	(204)	(1,336)	(40)	458
Other states banking	57	(78)	(1,974)	(89)	848	1,028	969

Subtotal	4,092	7,416	2,953	5,526	4,139	5,688	6,336
Secondary market	(201)	117	(61)	139	(149)	40	(174)
Other operations	(1,757)	(1,588)	(1,563)	(2,440)	(1,684)	(1,566)	(954)

Net income	$2,134	$5,945	$1,329	$3,225	$2,306	$4,162	$5,208

OFFICES AND EMPLOYEES
FTE Employees	471	478	425	442	458	463	467
ATM’s	44	44	40	41	41	40	40
Branches	24	24	18	18	18	17	17
Loan production offices	3	3	3	3	3	3	3
Assets per employee	$6,432	$6,358	$6,890	$6,515	$6,184	$5,989	$5,719
*Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders’ equity	$309,118	$305,416	$300,406	$302,203	$226,123	$224,949	$224,155
Less:
Goodwill	6,811	6,811	7,071	7,071	7,071	7,071	7,071
Preferred stock	66,872	66,710	66,549	66,392	—	—	—

Tangible common equity	$235,435	$231,895	$226,786	$228,740	$219,052	$217,878	$217,084

Total assets	$3,029,347	$3,038,985	$2,928,133	$2,879,762	$2,832,371	$2,773,013	$2,670,580
Less goodwill	6,811	6,811	7,071	7,071	7,071	7,071	7,071

Tangible assets	$3,022,536	$3,032,174	$2,921,062	$2,872,691	$2,825,300	$2,765,942	$2,663,509

Tangible common equity to tangible assets	7.79%	7.65%	7.76%	7.96%	7.75%	7.88%	8.15%
Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands except per share)	Table 7

	2009			2008
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$1,259,559	$1,249,230	$1,098,587	$1,118,828	$1,077,601	$991,679	$846,757
One-to-four family residential	142,280	133,957	114,111	113,665	116,270	118,056	110,938
Real estate construction
Commercial	627,083	636,575	640,132	579,795	554,496	583,784	654,039
One-to-four family residential	48,945	64,939	79,309	79,565	79,843	82,972	90,051
Commercial	560,232	581,937	558,834	564,670	574,087	566,830	544,183
Installment and consumer:
Guaranteed student loans	30,949	18,477	69,792	54,057	67,610	57,413	63,706
Other	43,219	45,217	41,932	40,867	42,432	44,051	44,296

Total loans, including held for sale	2,712,267	2,730,332	2,602,697	2,551,447	2,512,339	2,444,785	2,353,970
Less allowance for loan losses	(57,777)	(51,753)	(46,262)	(39,773)	(35,807)	(31,341)	(29,950)

Total loans, net	$2,654,490	$2,678,579	$2,556,435	$2,511,674	$2,476,532	$2,413,444	$2,324,020

By statement of condition category:
Loans held for sale:
Student loans	$30,949	$18,477	$69,792	$54,057	$67,610	$57,413	$63,706
One-to-four family residential	4,158	6,599	5,563	1,790	3,500	4,283	1,417
Other	1,419	930	1,049	1,094	1,138	1,196	1,241

Total loans held for sale	36,526	26,006	76,404	56,941	72,248	62,892	66,364
Portfolio loans	2,675,741	2,704,326	2,526,293	2,494,506	2,440,091	2,381,893	2,287,606

Total loans before allowance	$2,712,267	$2,730,332	$2,602,697	$2,551,447	$2,512,339	$2,444,785	$2,353,970

DEPOSIT COMPOSITION
Non-interest bearing demand	$309,767	$291,014	$274,175	$261,940	$280,453	$299,699	$248,315
Interest-bearing demand	82,622	94,060	85,629	76,027	70,471	81,415	71,450
Money market accounts	506,196	483,162	467,924	454,250	554,357	548,099	553,850
Savings accounts	25,636	25,660	15,797	14,135	14,452	13,809	13,808
Time deposits of $100,000 or more	888,814	905,202	849,814	802,244	731,773	740,174	690,421
Other time deposits	660,127	653,197	636,750	571,526	547,213	527,805	517,083

Total deposits**	$2,473,162	$2,452,295	$2,330,089	$2,180,122	$2,198,719	$2,211,001	$2,094,927

NONPERFORMING ASSETS
Nonaccrual loans	$109,401	$82,812	$73,383	$59,310	$61,557	$30,861	$26,134
90 days past due and accruing	15,122	12,067	10,552	4,673	2,299	1,242	2,807

Total nonperforming loans	124,523	94,879	83,935	63,983	63,856	32,103	28,941
Other real estate owned	8,987	8,941	5,351	6,092	2,685	2,523	3,328

Total nonperforming assets	$133,510	$103,820	$89,286	$70,075	$66,541	$34,626	$32,269

Potential problem loans	$259,472	$184,058	$133,810	$131,516	$86,070	$71,070	$69,588

ALLOWANCE ACTIVITY
Balance, beginning of period	$51,753	$46,262	$39,773	$35,807	$31,341	$29,950	$29,584
Charge offs	4,372	2,975	4,810	3,254	2,752	1,892	2,044
Recoveries	219	989	417	522	363	93	174

Net charge offs	4,153	1,986	4,393	2,732	2,389	1,799	1,870
Provision for loan losses	10,177	7,477	10,882	6,698	6,855	3,190	2,236

Balance, end of period	$57,777	$51,753	$46,262	$39,773	$35,807	$31,341	$29,950

REGULATORY CAPITAL DATA
Tier I capital	$374,805	$372,713	$369,482	$369,049	$293,141	$261,354	$258,272
Total capital	411,201	409,764	405,613	404,695	332,012	296,166	291,638
Total risk adjusted assets	2,873,558	2,942,821	2,875,290	2,837,473	2,793,843	2,780,538	2,727,853
**Calculation of Core Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$2,473,162	$2,452,295	$2,330,089	$2,180,122	$2,198,719	$2,211,001	$2,094,927
Less:
Brokered and capital market time deposits	274,870	334,880	374,003	359,793	338,667	369,580	337,330
Other time deposits of $100,000 or more	614,143	570,617	515,463	445,896	398,337	381,349	365,875

Core deposits	$1,584,149	$1,546,798	$1,440,623	$1,374,433	$1,461,715	$1,460,072	$1,391,722

Plus:
Other time deposits of $100,000 or more	614,143	570,617	515,463	445,896	398,337	381,349	365,875
Sweep repurchase agreements	26,500	35,708	24,963	38,034	47,955	41,203	35,087

Core funding	$2,224,792	$2,153,123	$1,981,049	$1,858,363	$1,908,007	$1,882,624	$1,792,684

Balance sheet amounts are as of period end unless otherwise noted.